Exhibit 99.1

CION INVESTMENT CORPORATION

AMENDS AND CONSOLIDATES ITS CREDIT FACILITIES

FOR IMMEDIATE RELEASE

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NEW YORK, NY (May 21, 2020) – CION Investment Corporation (“CIC”), a middle market loan fund that is structured as a non-traded business development company, announced today that it has amended its senior secured revolving credit facility with JPMorgan Chase Bank, N.A. in order to consolidate and fully repay all outstanding amounts borrowed under two other credit facilities and repay one-half of all outstanding amounts borrowed under CIC’s UBS facility.

Transaction Highlights:

•	On May 15, 2020, 34th Street Funding, LLC, a wholly-owned, special purpose financing subsidiary of CIC, entered into a Second Amended and Restated Loan and Security Agreement (the “Second Amended Loan Agreement”) with JP Morgan Chase Bank, National Association.

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Under the Second Amended Loan Agreement, the aggregate principal amount available for borrowings was increased from $275,000,000 to $700,000,000, of which $75,000,000 may be funded as a revolving credit facility.

•	The proceeds from the Second Amended Loan Agreement were used to fully repay all outstanding amounts borrowed under two other credit facilities and to partially repay $100,000,000 under the UBS facility.

•	The reinvestment period under the Second Amended Loan Agreement was extended from August 24, 2020 to May 15, 2022 and the maturity date was extended from August 24, 2021 to May 15, 2023.

•	On May 19, 2020, Murray Hill Funding, LLC, a wholly-owned, special purpose financing subsidiary of CIC, entered into a Second Amended and Restated Master Confirmation to the Global Master Repurchase Agreement with UBS AG, which reduced one-half of the outstanding amount borrowed from $200,000,000 to $100,000,000 and extended the maturity date until November 19, 2020.

“We are excited to expand our successful long-term partnership with JPMorgan.  The increased commitment and flexibility from our JPMorgan credit facility will help CIC to continue to grow its strategic presence in middle-market lending through this volatile market environment,” commented Gregg A. Bresner, CIC’s President and Chief Investment Officer.

“We are grateful to have such a strong banking partner during these unprecedented times. JPMorgan’s willingness to provide us with a holistic solution at a time when most banks are retrenching demonstrates the strength of the JPMorgan franchise and its commitment to and confidence in CIC,” said Mark Gatto, Co-Chief Executive Officer.

ABOUT CION INVESTMENT CORPORATION

CIC is a middle-market loan fund that is structured as a publicly registered, non-traded business development company.  CIC offers individual investors the opportunity to invest primarily in the senior-secured debt of private U.S. middle market companies.  CIC leverages the experience of its adviser – CION Investment Management, LLC, a CION Investments company – to meet its investment objective of generating current income and, to a lesser extent, long-term capital appreciation for its investors.  For more information, please visit www.cioninvestments.com.

FORWARD LOOKING STATEMENTS

The information in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are identified by words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions, including references to assumptions and forecasts of future results. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  CIC undertakes no obligation to update any forward-looking statements contained herein to conform the statements to actual results or changes in its expectations.

OTHER INFORMATION

The information in this press release is summary information only and should be read in conjunction with CIC’s Current Report on Form 8-K, which CIC filed with the Securities and Exchange Commission (“SEC”) on May 21, 2020, as well as CIC’s other reports filed with the SEC. A copy of CIC’s Current Report on Form 8-K, Quarterly Report on Form 10-Q for the period ended March 31, 2020 and CIC’s other reports filed with the SEC can be found on CIC’s website at www.cioninvestments.com and the SEC’s website at www.sec.gov.

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